Exhibit 10.18
BioTrove,
12 Gill Street
Suite 4000
Woburn, MA 01801-1728
September 27, 2006
Edward L. Erickson
Greenlands Farm
6887 Tohickon Hill Road
Pipersville, PA 18947
     Re: Payment of Director Fees
Dear Ed:
     As a non-employee director of BioTrove, Inc., a Delaware corporation (the “Company”) effective as of the date you are elected to the Board of Directors (the “Effective Date”) so long as you remain a non-employee director of the Company, you are entitled to receive (i) an annual retainer of $12,000 payable quarterly (“Board Annual Retainer”), (ii) $2,000 for each board o directors meeting of the Company attended in person (“Board Meeting Compensation”), and (iii) $500 for each meeting of the Company attended by telephone in excess of one hour (“Board Phone Call”). You are also entitled to receive reimbursement for reasonable out-of-pocket expenses incurred in the performance of your duties as a director of the Company (“Reasonable Expenses”). All payments of the Board Annual Retainer, Board Meeting Compensation, and Board Phone Call (collectively, “Board Cash Compensation”) and Reasonable Expenses shall be paid to you on a reasonable schedule set by the Company’s Chief Financial Officer. In addition to the Board Cash Compensation, the Company shall issue you (i) Restricted Stock Grant of 6,000 shares of the Company’s Common Stock at an exercise price of fair market value as of the grant date. Vesting will be monthly over twenty-four (24) months from the date of your election to the initial term of your election to the Board of Directors, (ii) Restricted Stock Grant of 2,000 shares of the Company’s Common Stock on the election of another term to the Board of Directors at an exercise price of fair market value as of the grant date, with equal monthly vesting over two (2) years so long as you are a non-employee director of the Company as of each relevant vesting date..

Edward L. Erickson
September 22, 2006

Please indicate your agreement to the foregoing by executing this letter agreement in the place indicated.

Very truly yours,

BIOTROVE, INC.

	By:	/s/ Robert Ellis

Robert Ellis
Executive Chairman

Agreed and consented to
As of the date above written.

/s/ Edward L. Erickson
(Edward L. Erickson)